Exhibit 99.1

AMENDMENT NO. 2

TO

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

AMENDMENT NO. 2 (this “Amendment”), dated as of March 31, 2008, by and among LIFETIME BRANDS, INC., (the “Borrower”), the several financial institutions party hereto and HSBC BANK USA, NATIONAL ASSOCIATION, as Administrative Agent for the Lenders.

RECITALS

A.        The Borrower, the Lenders, Citibank, N.A. and Wachovia Bank, National Association, as Co-Documentation Agents, JP Morgan Chase Bank, N.A., as Syndication Agent, and the Administrative Agent are parties to the Second Amended and Restated Credit Agreement, dated as of October 31, 2006 (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Unless otherwise defined herein, all capitalized terms used herein shall have the meanings ascribed to them in the Credit Agreement.

B.        The Borrower has requested the Lenders to amend the Credit Agreement in certain respects.

C.        The Administrative Agent has advised the Borrower that the Required Lenders are willing to agree to its request on the terms and subject to the conditions set forth in this Amendment.

Accordingly, in consideration of the foregoing, the parties hereto hereby agree as follows:

1.	Amendments to Credit Agreement.

(a)        Additional Definitions. Section 1.01 of the Credit Agreement is hereby amended by adding the following new definitions in the appropriate alphabetical order:

“Account Receivable” means any right of the Borrower or any Guarantor to payment for goods sold or services rendered, whether now existing or hereafter arising.

“Amendment No. 2” means Amendment No. 2 to Second Amended and Restated Credit Agreement dated as of March 31, 2008 among the Borrower, the Lenders party thereto and the Administrative Agent.

“Amendment No. 2 Effective Date” means as of March 31, 2008.

“Borrowing Base Amount” means, as of any date of determination, a sum equal to (i) 85% of Eligible Receivables, (ii) 50% of Eligible Inventory and (iii) $25,000,000.

“Borrowing Base Certificate” means a certificate, duly executed by a Financial Officer of the Borrower and in the form of Exhibit A to Amendment No. 2.

“Borrowing Base Effective Date” means the first day of any fiscal quarter of the Borrower first occurring after Consolidated EBITDA for the four fiscal quarter period ending on the last day of the immediately preceding fiscal quarter of the Borrower shall be less than $55,000,000.

“Borrowing Base Period” means each period from a Borrowing Base Effective Date to a Borrowing Base Suspension Date, if any.

“Borrowing Base Suspension Date” means the last day of any four fiscal quarter period of the Borrower for which Consolidated EBITDA is equal to or greater than $55,000,000.

“Eligible Inventory” means Inventory subject to a fully perfected first priority security interest in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, pursuant to the Security Agreement which is not on consignment from any third party and which conforms to the representations and warranties contained in the Security Agreement, excluding (a) obsolete or damaged Inventory, (b) Inventory consisting of samples or otherwise not of a type held for sale in the ordinary course of the Borrower’s or a Guarantor’s business, (c) Inventory not saleable within one year from the date of acquisition or creation thereof, (d) Inventory to be returned to suppliers, (e) Inventory held by, or in transit to, third parties (including to warehouses), (f) any reserves reasonably required by Required Lenders for special order goods, market value declines, bill and hold (deferred shipment) sales, and any other matters in the reasonable determination of the Required Lenders, and (g) Inventory which is not located on the Borrower’s or a Guarantor’s owned or leased premises in the United States of America.

“Eligible Receivable” means an Account Receivable which conforms to the representations and warranties contained in the Security Agreement and as to which the following requirements have been fulfilled: (a) the Borrower or any Guarantor has lawful title to such Account Receivable, subject to the Lien granted to the Administrative Agent for the benefit of the Secured Parties pursuant to the Security Agreement; (b) such Account Receivable arose through the sale of finished goods or merchandise or the rendition of services (or acquired in connection with a business acquisition or similar transaction) by the Borrower or such Guarantor and not on a barter basis; (c) the goods or merchandise, the sale of which gave rise to such Account Receivable, have been shipped, or the services, the rendition of which gave rise to such Account Receivable, have been performed; (d) such Account Receivable shall have had excluded therefrom: (i) any portion that is subject to any dispute, offset, counterclaim or other claim or defense on the part of the account debtor or to any claim on the part of the account debtor denying liability with respect to such Account Receivable, which dispute, offset, counterclaim, claim or defense remains unresolved for a period of 90 days after the Borrower has received notice of such dispute, offset, counterclaim, claim or defense, and (ii) any returns, discounts, claims, credits and allowances; (e) no return, rejection or repossession of the merchandise in respect of such Account Receivable has occurred; (f) the Borrower or such Guarantor has the full and unqualified right to assign and grant a security interest in such Account Receivable under and pursuant to the Security Agreement; (g) such Account Receivable is evidenced by an invoice rendered to the account debtor and no portion of such Account Receivable is evidenced by any chattel paper, promissory note or other instrument; (h) such Account Receivable is subject to a fully perfected first priority security interest in favor of the Administrative Agent for the benefit of the Secured Parties pursuant to the Security Agreement; (i) no portion of such Account Receivable is subject to any security interest or Lien in favor of any Person other than the Lien of the Secured Parties pursuant to the Security Agreement or a Permitted Encumbrance; (j) such Account Receivable did not arise out of a transaction with a Subsidiary or any employee, officer, agent, director, shareholder or Affiliate of the Borrower or any Subsidiary; (k) the account debtor of such Account Receivable is not subject to any reorganization, bankruptcy, receivership, custodianship, insolvency or other like condition; (l) such Account Receivable has not been outstanding more than 90 days from the original due date thereof or 120 days from the date of the invoice therefor; (m) such Account Receivable is payable in dollars or, in the case of Accounts Receivable the account debtor on which is a resident of Canada, Canadian dollars; (n) such Account Receivable does not arise from an account debtor in respect of which more than 25% of such account debtor’s Account Receivables have been outstanding longer than the maximum period allowable under clause (l) hereof; (o) the account debtor with respect to such Account Receivable is eligible for credit in the amount of such Account Receivable (in light of the aggregate outstanding Accounts Receivable payable by such account debtor) pursuant to the credit criteria established and used by the Borrower as of the Amendment No. 2 Effective Date (or if such credit criteria are modified in any material respect after the Amendment No. 2 Effective Date, such credit criteria as are reasonably satisfactory to the Required Lenders); (p) such Account Receivable is from an account debtor resident of the United States or Canada, provided, however, Accounts Receivable from any account debtor resident in Canada shall account for no more than 10% of Eligible Receivables; (q) such Account Receivable was not purchased or otherwise acquired (except in connection with a business acquisition or similar transaction) by the Borrower or any Guarantor other than through the sale of finished goods and merchandise or through the rendition of services by the Borrower or such Guarantor; (r) such Account Receivable is not subject to any repurchase obligation or return right, as with sales made on a bill-and-hold, guaranteed sale, sale-and-return or consignment or other recourse basis; and (s) such Account Receivable does not arise from progress billings, invoices for deposits, rebills of amounts previously credited or other similar contra accounts.

“Inventory” means all finished goods and other merchandise of the Borrower and the Guarantors, whether now owned or hereafter acquired, held for sale, including raw materials consisting of sterling silver, but excluding other raw materials, intermediates, work-in-process, packaging materials, semi-finished inventory, scrap inventory, manufacturing supplies and spare parts.

(b)        Applicable Margin. Section 1.01 of the Credit Agreement is hereby amended by deleting the definition of “Applicable Margin” in its entirety and substituting the following therefor:

“Applicable Margin” means, at all times during the applicable periods set forth below: (a) with respect to ABR Borrowings, the percentage set forth below under the heading “ABR Margin” and adjacent to such period, (b) with respect to Eurodollar Borrowings, the percentage set forth below under the heading “Eurodollar Margin” and adjacent to such period and (c) with respect to the Commitment Fees, the percentage set forth below under the heading “Commitment Fee Margin” and adjacent to such period:

Period		Applicable Margin
When the Leverage Ratio is greater than or equal to	And less than	ABR Margin	Eurodollar Margin	Commitment Fee Margin
3.50:1.00		0.250%	2.00%	0.300%
3.00:1.00	3.50:1.00	0.000%	1.500%	0.250%
2.50:1.00	3.00:1.00	0.000%	1.250%	0.250%
2.00:1.00	2.50:1.00	0.000%	1.000%	0.250%
1.00:1.00	2.00:1.00	0.000%	0.875%	0.200%
	1.00:1.00	0.000%	0.750%	0.200%

Changes in the Applicable Margin resulting from a change in the Leverage Ratio shall be based upon the certificate most recently delivered under Section 6.01(c) and shall become effective five (5) Business Days after the date such certificate is delivered to the Administrative Agent. Notwithstanding anything to the contrary in this definition, if the Borrower shall fail to deliver to the Administrative Agent such a certificate on or prior to any date required hereby, the Leverage Ratio shall be deemed to be greater than 3.50:1.00 from and including such date to the date that is five (5) Business Days after the date of delivery to the Administrative Agent of such certificate.

(c)       Section 1.01 of the Credit Agreement is hereby amended by deleting the definition of “Consolidated EBITDA” in its entirety and substituting the following therefor:

“Consolidated EBITDA” means, for any period, net income of the Borrower and its Subsidiaries for such period, determined on a Consolidated basis, plus the sum of, without duplication, (a) Consolidated Interest Expense for such period, (b) provision for income taxes accrued for such period, (c) depreciation, amortization and other non-cash charges of the Borrower and its Subsidiaries, each to the extent deducted in determining such net income for such period, and (d) solely with respect to the 2007 and 2008 fiscal years of the Borrower, restructuring charges incurred in 2007 and 2008 in connection with the closing of thirty (30) outlet stores as announced by the Borrower on December 3, 2007, in an amount not to exceed $7,000,000 in the aggregate, minus the sum of extraordinary gains from sales, exchanges and other dispositions of property not in the ordinary course of business, in each case solely to the extent such items would be classified as an operating expense in accordance with GAAP. Notwithstanding anything to the contrary in this definition, for purposes hereof, the term “Consolidated EBITDA” shall be computed, for any period, on a consistent basis, to reflect purchases and acquisitions made after the Amendment No. 2 Effective Date by the Borrower or any Subsidiary of any Person or assets of any Person constituting a business unit during the relevant period as if such purchase or acquisition occurred at the beginning of such period; provided that any amounts included in the determination of Consolidated EBITDA pursuant to this sentence for any period shall not exceed an amount equal to 25% of the Consolidated EBITDA of the Borrower for such period determined without giving effect to this sentence.

(d)        Commitments. Section 2.01 of the Credit Agreement is hereby deleted in its entirety and the following substituted therefor:

Section 2.01	Commitments

Subject to the terms and conditions set forth herein, each Lender having a Revolving Commitment agrees to make Revolving Loans to the Borrower from time to time during the Availability Period in an aggregate principal amount up to an amount that will not result in such Lender’s Revolving Exposure exceeding such Lender’s Revolving Commitment; provided that, during each Borrowing Base Period, no Lender shall be permitted or required to make Revolving Loans to the Borrower in excess of an aggregate principal amount equal to the lesser of (i) an amount that will not result in such Lender’s Revolving Exposure exceeding such Lender’s Revolving Commitment and (ii) such Lender’s Commitment Percentage of the Borrowing Base Amount. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans.

(e)        Swing Line Loans. Subsection 2.05(a) of the Credit Agreement is hereby deleted in its entirety and the following substituted therefor:

(a)       Subject to the terms and conditions hereof, the Swing Line Lender agrees to make swing line loans (each a “Swing Line Loan” and, collectively, the “Swing Line Loans”) to the Borrower from time to time on any Business Day during the period from the Effective Date to the sixth Business Day preceding the Revolving Maturity Date, provided that (i) immediately after making each Swing Line Loan, (A) the aggregate outstanding principal balance of the Swing Line Loans will not exceed the Swing Line Commitment and (B) the Aggregate Revolving Exposure will not exceed the Aggregate Revolving Commitment (provided, further, that, during each Borrowing Base Period, immediately after making each Swing Line Loan, the aggregate outstanding principal balance of the Swing Line Loans will not exceed the Swing Line Commitment, and the Aggregate Revolving Exposure will not exceed the lesser of (x) the Aggregate Revolving Commitment and (y) the Borrowing Base Amount), (ii) prior thereto or simultaneously therewith the Borrower shall have borrowed Revolving Loans, (iii) no Lender shall be in default of its obligations under this Agreement and (iv) no Credit Party shall have notified the Swing Line Lender and the Borrower in writing at least one Business Day prior to the Borrowing Date with respect to such Swing Line Loan, that the conditions set forth in Section 5.02 have not been satisfied and such conditions remain unsatisfied as of the requested time of the making such Swing Line Loan.

(f)         Prepayment of Loans. Section 2.08 of the Credit Agreement is hereby amended by adding a new subsection (f) thereto to read in its entirety as follows:

(f)        If as of any date during any Borrowing Base Period the Aggregate Revolving Exposure as of such date exceeds the Borrowing Base Amount, then in such event the Borrower shall immediately prepay the Revolving Loans by an amount necessary to eliminate any such excess (and if the Revolving Loans have been paid in full and the Letter of Credit Exposure of all Lenders is greater than zero, deposit into the Cash Collateral Account an amount equal to 105% of such excess).

(g)        Letters of Credit. The first sentence of Section 2.11(a) of the Credit Agreement is hereby deleted in its entirety and the following substituted therefor:

The Borrower may request the Issuer to issue letters of credit (the “Letters of Credit”; each, individually, a “Letter of Credit”) during the period from the Effective Date to the thirtieth Business Day prior to the Revolving Maturity Date, provided that immediately after the issuance of each Letter of Credit (i) the Letter of Credit Exposure of all Lenders would not exceed the Letter of Credit Commitment and (ii) the Aggregate Revolving Exposure would not exceed the Aggregate Revolving Commitment (provided, further, that during any Borrowing Base Period the Aggregate Revolving Exposure will not exceed the lesser of (x) the Aggregate Revolving Commitment and (y) the Borrowing Base Amount).

(h)        Extensions of Credit. Section 5.02(b) of the Credit Agreement is hereby deleted in its entirety and the following substituted therefor:

(b)       At the time of and immediately after giving effect to such Extension of Credit, no Default shall have occurred and be continuing and, if the date of such Extension of Credit shall occur during a Borrowing Base Period, the Aggregate Revolving Exposure shall not exceed the Borrowing Base Amount.

(i)         Financial Statements and Other Information. Section 6.01 of the Credit Agreement is hereby amended by adding a new subsection (g) thereto to read in its entirety as follows:

(g) within 20 Business Days after (i) the last day of each month during any period in which the Leverage Ratio is greater than 3.00 to 1.00 and (ii) the last day of each fiscal quarter at all other times, a Borrowing Base Certificate, duly completed and setting forth the calculations required thereby, as of such last day.

(j)         Leverage Ratio. Section 7.12 of the Credit Agreement is hereby deleted in its entirety and the following substituted therefor:

Section 7.12	Leverage Ratio

The Borrower will not permit the Leverage Ratio as of the last day of each fiscal quarter of each fiscal year ending on (i) March 31 and December 31 to be greater than 3.00 to 1.00; (ii) June 30 to be greater than 3.50 to 1.00, and (iii) September 30 to be greater than 4.00 to 1.00.

(k)        Interest Coverage Ratio. Section 7.13 of the Credit Agreement is hereby deleted in its entirety and the following substituted therefor:

Section 7.13	Interest Coverage Ratio

The Borrower shall not permit the Interest Coverage Ratio as of the last day of any fiscal quarter during each period set forth below to be greater than the ratio set forth below with respect to such period:

Period	Ratio
Effective Date to Amendment No. 2 Effective Date	4.00:1.00
Amendment No. 2 Effective Date to and including September 30, 2008	3.25:1.00
October 1, 2008 and thereafter	4.00:1.00

(l)         General. All references to “this Agreement” in the Credit Agreement and to “the Credit Agreement” in the other Loan Documents shall be deemed to refer to the Credit Agreement as amended hereby.

2.          Conditions to Effectiveness. This Amendment shall be effective upon the satisfaction of each of the following conditions:

(a)       The Administrative Agent shall have received an executed counterpart of this Amendment signed by the Borrower, the Required Lenders and the Administrative Agent.

(b)       The Administrative Agent shall have received an executed counterpart of the acknowledgement and consent annexed hereto duly executed by each of the Guarantors.

(c)       The Borrower shall have paid to the Administrative Agent for the account of each Lender that has executed this Amendment a fee equal to 0.05% of such Lender’s Revolving Commitment as in effect on the Amendment No. 2 Effective Date.

(d)       The representations and warranties contained in the Credit Agreement shall be true and correct in all material respects (except to the extent such representations and warranties specifically relate to an earlier date) and, after giving effect to the amendments set forth in Section 1 hereof, no Default or Event of Default shall exist.

(e)       The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Amendment No. 2 Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

(f)        The Borrower shall have paid the reasonable fees and disbursements of counsel to the Administrative Agent and the Lenders in connection with this Amendment.

The Administrative Agent shall notify the Borrower and the Credit Parties of the Amendment No. 2 Effective Date, and such notice shall be conclusive and binding.

3.          Representations and Warranties. The Borrower hereby represents and warrants to the Administrative Agent and the Lenders that:

(a)       The representations and warranties set forth in the Loan Documents (other than the representations and warranties made as of a specific date) are true and correct in all material respects as of the date hereof and with the same effect as though made on and as of the date hereof.

(b)       No Default or Event of Default and no event or condition which, with the giving of notice or lapse of time or both, would constitute such a Default or Event of Default, now exists or would exist.

(c)       (i) The execution, delivery and performance by the Borrower of this Amendment is within its organizational powers and have been duly authorized by all necessary action (corporate or otherwise) on the part of the Borrower, (ii) this Amendment is the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, and (iii) neither this Amendment nor the execution, delivery and performance by the Borrower hereof: (A) contravenes the terms of the Borrower’s organization documents, (B) conflicts with or results in any breach or contravention of, or the creation of any Lien under, any document evidencing any contractual obligation to which the Borrower is a party or any order, injunction, writ or decree to which the Borrower or its property is subject, or (C) violates any requirement of law.

4.	Effect; No Waiver.

(a)       The Borrower hereby (i) reaffirms and admits the validity and enforceability of the Loan Documents and all of its obligations thereunder and (ii) agrees and admits that it has no defenses to or offsets against any such obligation. Except as specifically set forth herein, the Credit Agreement and the other Loan Documents shall remain in full force and effect in accordance with their terms and are hereby ratified and confirmed. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any existing or future Default or Event of Default, whether known or unknown or any right, power or remedy of the Administrative Agent or the Lenders under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement, except as specifically set forth herein.

(b)       The Borrower hereby (i) reaffirms all of its agreements and obligations under the Security Documents, (ii) reaffirms that all Obligations of the Borrower under or in connection with the Credit Agreement as amended hereby are “Obligations” as that term is defined in the Security Documents and (iii) reaffirms that all such Obligations continue to be secured by the Security Documents, which remains in full force and effect and is hereby ratified and confirmed.

5.	Miscellaneous.

(a)       The Borrower shall pay the Administrative Agent upon demand for all reasonable expenses, including reasonable attorneys’ fees and expenses of the

Administrative Agent, incurred by the Administrative Agent in connection with the preparation, negotiation and execution of this Amendment.

(b)       THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICTS OF LAW PROVISIONS, BUT INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK) AND DECISIONS OF THE STATE OF NEW YORK.

(c)       This Amendment shall be binding upon the Borrower, the Administrative Agent and the Lenders and their respective successors and assigns, and shall inure to the benefit of the Borrower, the Administrative Agent and the Lenders and the respective successors and assigns of the Administrative Agent and the Lenders.

(d)       This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

[Signature pages follow.]

AS EVIDENCE of the agreement by the parties hereto to the terms and conditions herein contained, each such party has caused this Amendment to be executed on its behalf.

LIFETIME BRANDS, INC.

By: /s/Laurence Winoker
Name:Laurence Winoker
Title: Senior Vice-president Finance
& Chief Financial Officer

LIFETIME BRANDS AMENDMENT NO. 2

HSBC BANK USA, NATIONAL ASSOCIATION,

as Administrative Agent, Issuer and Lender

By:/s/ Christopher Mendelsohn
Name:Christopher J. Mendelsohn
Title: First Vice President

LIFETIME BRANDS AMENDMENT NO. 2

JP MORGAN CHASE BANK, N.A.,

as Syndication Agent and Lender

By:/s/Barbara G. Bertschi
Name:Barbara G. Bertschi
Title:Senior Vice President

LIFETIME BRANDS AMENDMENT NO. 2

CITIBANK, N.A.,

as Co-Documentation Agent and Lender

By:/s/Humberto M. Salomon
Name:Humberto M. Salomon
Title:Vice President

LIFETIME BRANDS AMENDMENT NO. 2

WACHOVIA BANK, NATIONAL ASSOCIATION,

as Co-Documentation Agent and Lender

By:/s/ Edward P. Nallan
Name:Edward P. Nallan Jr.
Title:Senior Vice President

LIFETIME BRANDS AMENDMENT NO. 2

ACKNOWLEDGEMENT AND CONSENT

Each of the undersigned Guarantors hereby (1) consents to the execution and delivery by the Borrower of the foregoing Amendment No. 2; (2) confirms and agrees that it is a Guarantor party to the Guarantee Agreement and a Grantor party to the Security Agreement and that the Guarantee Agreement, the Security Agreement and the other Loan Documents to which it is a party are, and shall continue to be, in full force and effect in accordance with their respective terms, (3) agrees that the definition of “Obligations” (and any other term referring to the indebtedness, liabilities and obligations of the Borrower to the Administrative Agent or any of the Lenders) in the Guarantee Agreement and the other Loan Documents shall include the Indebtedness of the Borrower under the foregoing Amendment No. 2; (4) agrees that the definition of “Credit Agreement” in the Guarantee Agreement and the other Loan Documents to which it is a party is hereby amended to mean the Credit Agreement as modified by the foregoing Amendment No. 2; (5) reaffirms its continuing liability under its Guarantee Agreement (as modified hereby); (6) reaffirms all of its agreements and obligations under the Security Documents; (7) reaffirms that all Obligations of the Borrower under or in connection with the Credit Agreement as modified by the foregoing Amendment No. 2 are “Obligations” as that term is defined in the Security Documents; and (8) reaffirms that all such Obligations continue to be secured by the Security Documents, which remain in full force and effect and are hereby ratified and confirmed.

OUTLET RETAIL STORES, INC.

By: /s/ Laurence Winoker
Name: Laurence Winoker

Title: Senior Vice President - Finance

PFALTZGRAFF FACTORY STORES, INC.

By: /s/ Laurence Winoker
Name: Laurence Winoker

Title: Senior Vice President - Finance

SYRATECH ACQUISITION CORPORATION

By: /s/ Laurence Winoker
Name: Laurence Winoker

Title: Senior Vice President - Finance

LTB DE MEXICO, S.A. DE C.V.

By: /s/Laurence Winoker
Laurence Winoker
Director

LIFETIME BRANDS AMENDMENT NO. 2 ACKNOWLEDGMENT AND CONSENT